UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FINTECH ECOSYSTEM DEVELOPMENT CORP.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT NO. 1 TO

PROXY STATEMENT OF

FINTECH ECOSYSTEM DEVELOPMENT CORP.

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This Supplement No. 1, dated March 27, 2023 (this “Supplement”), updates and supplements the proxy statement dated March 26, 2024 (the “Proxy Statement”) relating to the proposed charter amendment (the “Charter Amendment”) of Fintech Ecosystem Development Corp., a Delaware corporation (the “Company”) at the special meeting (“Special Meeting”) of the Company’s stockholders. Capitalized terms not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

The purpose of this Supplement is to revise the redemption deadline, found under the “Redemption Rights” section on page 18 of the Proxy Statement, to April 16, 2024 (two (2) business days before the Special Meeting).

As further described in the Proxy Statement/Prospectus, in order to exercise redemption rights, Company Shareholders must, prior to 5:00 p.m., Eastern Time, on April 16, 2024 (two (2) business days before the Company Shareholders Meeting), tender the shares physically or electronically to Continental Stock Transfer & Trust Company, our transfer agent. We also recommend you concurrently submit a request in writing that we redeem the Public Shares for cash.

Additionally, the first proposal of the Charter Amendment should be corrected to read “for an additional six months” where it currently states “an additional eight months”. Additionally, where the text on page 5 of the Proxy Statement states “represent eight calendar months”, it should instead state “represent six calendar months”. The corrected text of the Charter Amendment in Annex A is below:

“4. The text of Section 9.1(d) is hereby amended and restated to read in full as follows:

(d) In the event that the Company has not consummated an initial Business Combination before April 21, 2024, upon the Sponsor’s request, the Company may extend the period of time to consummate an initial business combination by an additional six months, provided that (i) the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account the lesser of $66,000 and an aggregate amount equal to $0.033 for each then-outstanding Public Shares for each such one-month extension until October 21, 2024, unless the Closing of the Company’s initial business combination shall have occurred for such extension in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of an initial business combination and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The gross proceeds from the issuance of such promissory note(s) shall be held in the Trust Account and used to fund the redemption of the Offering Shares in accordance with Section 9.2.”

This Supplement is being filed by the Company with the SEC to supplement certain information contained in the Proxy Statement. Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged. Capitalized terms used but not defined herein have the meaning ascribed to them in the Proxy Statement.

This Supplement is not complete without, and may not be utilized except in connection with, the Proxy Statement, including any additional supplements and amendments thereto.

You should read carefully and in their entirety this Supplement and the Proxy Statement and all accompanying annexes. In particular, you should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 12 of the Proxy Statement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of the Proxy Statement. Any representation to the contrary is a criminal offense.

This supplement to the Proxy Statement is dated March 27, 2024.

Important Information About the Proposed Merger and Where to Find It

In connection with the Charter Amendment, the Company has mailed the Proxy Statement and other relevant documents to its shareholders. This document is not a substitute for the Proxy Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED CHARTER AMENDMENT AND RELATED MATTERS. Company shareholders and other interested persons will also be able to obtain a copy of the the Proxy Statement, and other documents filed with the SEC, without charge, by directing a request to Morrow Sodali, LLC, Fexd’s proxy solicitor, at (800) 662-5200 (toll free) (banks and brokers call (203) 658-9400) or by email at FEXD.info@investor.morrowsodali.com., or on the SEC’s website at www.sec.gov.